UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

J.Jill, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4 Batterymarch Park

Quincy, Massachusetts 02169

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 3, 2021

To the Stockholders of J.Jill, Inc.:

Notice is hereby given that the virtual Annual Meeting of Stockholders of J.Jill, Inc. (the “Company,” “J.Jill” or “we”) is to be held on Thursday, June 3, 2021 at 8:00 AM EDT, to be held online at https://web.lumiagm.com/298043967. The meeting is called for the following purposes:

1.    To elect one director to our Board of Directors (the “Board of Directors”), to serve as a Class I director for a term of three years expiring at the virtual Annual Meeting of Stockholders to be held in 2024 and until such director’s successor has been duly elected and qualified;

2.    To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the current fiscal year ending January 29, 2022; and

3.    To approve a further amendment to the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Plan”) to increase the number of shares authorized for issuance under the 2017 Plan; and

4.    To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

If you were a stockholder of record of J.Jill, Inc. common stock as of the close of business on April 19, 2021, you are entitled to receive this Notice and vote at the virtual Annual Meeting of Stockholders and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at our principal executive offices in Quincy, Massachusetts during ordinary business hours or on a reasonably accessible electronic network as provided by applicable law in the 10-day period preceding the meeting for any purposes related to the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2020 Annual Report (including our Annual Report on Form 10-K for the year ended January 30, 2021) to stockholders via the Internet. On or about April 19, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2020 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the meeting, which will be conducted in a virtual-only format via a live audio webcast due to continuing concerns regarding the COVID-19 pandemic. We believe that this virtual format prioritizes the health and wellbeing of our stockholders, directors and employees amid continuing public health concerns related to the COVID-19 pandemic. In order to be admitted to the virtual meeting website, you will need the 11-digit control number that accompany your proxy materials and type the password “jjill2021” to log in to the meeting. The meeting will begin promptly at 8:00 AM EDT. We encourage you to access the meeting 15 minutes prior to the start time (at 7:45 AM EDT) allowing ample time to log in to the meeting webcast and test your computer audio system.

Whether or not you expect to attend, our Board of Directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of J.Jill, Inc.,

Claire Spofford Chief Executive Officer, President and Director
Quincy, Massachusetts
Dated: April 19, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 3, 2021 VIA AUDIO WEBCAST ONLY: J.Jill, Inc.’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 30, 2021 are also available at www.astproxyportal.com/ast/JJill.

J.JILL, INC.

Proxy Statement

for the

Virtual Annual Meeting of Stockholders

To Be Held June 3, 2021

Information Concerning Solicitation and Voting	1

Questions and Answers about the 2020 Annual Meeting	2

Proposal One Election of Directors	7

Directors and Executive Officers	8

Corporate Governance Matters	13

Director Compensation	18

Executive Compensation	20

Proposal Two Ratification of Appointment of Independent Registered Public Accounting Firm	27

Audit Committee Report	30

Proposal Three Approval of Amendment to the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan to Increase the Number of Shares Authorızed for Issuance Under the 2017 Plan	31

Security Ownership of Certain Beneficial Owners and Management	40

Delinquent Section 16(a) Reports	42

Certain Relationships and Related-Party Transactions	43

Stockholder Proposals	46

Householding Matters	46

Annual Report on Form 10-K	46

Other Matters	48

J.JILL, INC.

PROXY STATEMENT

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2021

Information Concerning Solicitation and Voting

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the virtual Annual Meeting of Stockholders or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held on Thursday, June 3, 2021 at 8:00 AM EDT, to be held online at https://web.lumiagm.com/298043967. Only stockholders of record at the close of business on April 19, 2021 are entitled to notice of and to vote at our virtual Annual Meeting of Stockholders (the “Annual Meeting”).

To help protect the health and safety of associates, stockholders and the communities we serve in light of the COVID-19 pandemic, the Annual Meeting will be conducted in a virtual-only format via live audio webcast. Stockholders who attend the virtual Annual Meeting will have an opportunity to vote and to submit written questions electronically at the meeting. Stockholders can attend the virtual annual meeting by visiting https://web.lumiagm.com/298043967. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with proxy materials and type the password “jjill2021” to log in to the meeting. The meeting will begin promptly at 8:00 AM EDT. We encourage you to access the meeting 15 minutes prior to the start time, allowing ample time to log in to the meeting webcast and test your computer audio system. If you encounter any difficulty accessing the virtual Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

In accordance with the rules of the Securities and Exchange Commission, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2020 Annual Report to Stockholders, including financial statements, and a Proxy Card for the virtual Annual Meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on April 19, 2021. We mailed a Notice of Internet Availability of Proxy Materials on or about April 19, 2021 to our stockholders of record and beneficial owners as of April 19, 2021, the record date for the virtual Annual Meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the virtual Annual Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the virtual Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2020 VIRTUAL ANNUAL MEETING

Q:    Why am I receiving these proxy materials?

A:    We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors for use at the virtual Annual Meeting. This Proxy Statement includes information that we are required to provide under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the virtual Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on their Proxy Card. If a Proxy Card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of our Board of Directors set forth in this Proxy Statement, and, in their discretion, upon such other business as may properly come before the virtual Annual Meeting. Business transacted at the virtual Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share, cannot be voted at the virtual Annual Meeting unless the holder attends the virtual Annual Meeting or is represented by proxy.

Q:    Who may vote at the virtual Annual Meeting?

A:    Our Board of Directors set April 19, 2021 as the record date for the virtual Annual Meeting. If you owned shares of our common stock at the close of business on April 19, 2021, you may attend and vote at the virtual Annual Meeting. On all matters to be voted on, each stockholder is entitled to one vote for each share of common stock held by such stockholder. As of April 19, 2021, there were 9,707,323 shares of our common stock outstanding and entitled to vote at the virtual Annual Meeting.

Q:    How do I attend the virtual Annual Meeting?

A:    The virtual Annual Meeting will begin promptly at 8:00 AM EDT. Online check-in will begin 15 minutes prior to the start of the virtual Annual Meeting to allow ample time to log in to the meeting webcast and test your computer audio system.

You may attend the virtual Annual meeting and vote your shares by visiting https://web.lumiagm.com/298043967. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with proxy materials and type the password “jjill2021” to log in to the meeting.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote electronically at the virtual Annual Meeting.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.

Q:    What is the quorum requirement for the virtual Annual Meeting?

A:    A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the virtual Annual Meeting in order for us to hold the virtual Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the virtual Annual Meeting if you:

•	Are present virtually and entitled to vote electronically at the virtual Annual Meeting; or

•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are attending the virtual Annual Meeting or represented by proxy, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each of the proposals listed in this Proxy Statement identifies the votes needed to approve the proposed action.

Q:    What proposals will be voted on at the virtual Annual Meeting?

A:    The three proposals to be voted on at the virtual Annual Meeting are as follows:

1.    To elect one director to our Board of Directors, to serve as a Class I director for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024 and until such director’s successor has been duly elected and qualified;

2.    To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 29, 2022; and

3.    To approve a further amendment to the 2017 Plan to increase the number of shares authorized for issuance under the 2017 Plan.

We will also consider any other business that properly comes before the virtual Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the virtual Annual Meeting. If any other matters are properly brought before the virtual Annual Meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

Q:    What is the vote required for each proposal and what are my voting choices?

A:    With respect to Proposal 1, the election of directors, you may vote FOR or WITHHOLD. A majority of the votes cast is required to be elected as a director. A “majority of the votes cast” means that the director nominee will be elected if he receives a greater number of votes cast “FOR” his election than “WITHHOLD” votes.

With respect to Proposal 2 or Proposal 3, you may vote FOR, AGAINST or ABSTAIN, and the vote required is the affirmative vote of a majority of the shares entitled to vote and present virtually or represented by proxy. If you ABSTAIN from voting on Proposal 2 or Proposal 3, the abstention will have the same effect as an AGAINST vote.

Q:    How does our Board of Directors recommend that I vote?

A:    Our Board of Directors recommends that you vote:

1.    FOR the election of the director nominee named in this proxy statement; and

2.    FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 29, 2022.

3.    FOR the approval of the amendment to the 2017 Plan to increase the number of shares authorized for issuance under the 2017 Plan.

Q:    What is the effect of a broker non-vote?

A:    Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the virtual Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive instructions from the beneficial owner regarding how to vote on a particular proposal and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present virtually at the Annual Meeting but will not be counted for purposes of determining the number of votes present virtually or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum or the outcome of voting on Proposal 1. Because brokers may exercise discretion to vote on Proposal 2, we do not anticipate any broker non-votes with regard to this proposal. If you hold shares in street name and do not vote on Proposal 1 or Proposal 3, your shares will not be voted in respect of Proposal 1 or Proposal 3 and will be counted as broker non-votes.

Q:    Can I access these proxy materials on the Internet?

A:    Yes. The Notice of Annual Meeting, Proxy Statement, and 2020 Annual Report to Stockholders (including the Annual Report on Form 10-K for the year ended January 30, 2021) are available for viewing, printing, and downloading at www.astproxyportal.com/ast/JJill. They are also available under the Investor Relations—Financial Information—SEC Filings section of our website at www.jjill.com and through the SEC’s EDGAR system at http://www.sec.gov . All materials will remain posted on www.astproxyportal.com/ast/JJill at least until the conclusion of the virtual Annual Meeting.

Q:    How may I vote my shares electronically at the virtual Annual Meeting?

A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote electronically at the virtual Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the virtual Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares electronically at the virtual Annual Meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the virtual Annual Meeting. Please contact your broker, nominee or trustee if you wish to obtain such a “legal proxy.”

Q:    How can I vote my shares without attending the virtual Annual Meeting?

A:    If your shares are held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by following the instructions provided in the Notice of Internet Availability; or

•

By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by Internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

The Internet voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet must be completed by 11:59 PM EDT on June 2, 2021. Of course, as described in the immediately preceding question and answer, you can always attend the virtual Annual Meeting and vote your shares electronically. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

Q:    How can I change my vote after submitting it?

A:    If you are a stockholder of record, you can revoke your proxy before your shares are voted at the virtual Annual Meeting by:

•

Filing a written notice of revocation bearing a later date than the proxy with our Secretary and General Counsel at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the virtual Annual Meeting;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary and General Counsel at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the virtual Annual Meeting;

•	Attending the virtual Annual Meeting and voting electronically (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

•

If you voted via the Internet, voting again by the same means prior to 11:59 PM EDT on June 2, 2021 (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote electronically at the virtual Annual Meeting if you obtain a legal proxy from them.

Q:    Is TowerBrook entitled to designate any director nominees for election to our Board of Directors?

A:    Under the Stockholders Agreement, dated as of March 14, 2017 (the “Stockholders Agreement”), TI IV JJill Holdings, LP (“TI IV”), an affiliate of TowerBrook Capital Partners L.P. (“TowerBrook”), based on its beneficial ownership of 54.81% of our outstanding common stock as of April 19, 2021, has the right to designate as nominees (the “TowerBrook Nominees”) a majority of director nominees for election to our Board of Directors. Towerbrook’s beneficial ownership percentage of our common stock, taking into account Towerbrook’s warrants exercisable for shares of our common stock, is 66.08%.

Q:    Where can I find the voting results of the virtual Annual Meeting?

A:    We will announce the preliminary voting results at the virtual Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the virtual Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:    For how long can I access the proxy materials on the Internet?

A:    The Notice of Annual Meeting, Proxy Statement, 2020 Annual Report to Stockholders, and Annual Report on Form 10-K for the fiscal year ended January 30, 2021 will remain posted on this website until the conclusion of the virtual Annual Meeting, and also are and will remain available, free of charge, in PDF and HTML format under the Investor Relations—Financial Information—SEC Filings section of our website at www.jjill.com.

Q:    What are the implications of being an “emerging growth company”?

A:    We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (a) January 29, 2023; (b) the last day of the fiscal year in which we have more than $1.07 billion in annual gross revenue; (c) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year; or (d) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the virtual Annual Meeting, stockholders will vote to elect the nominee named in this proxy statement as the Class I director. The Class I director elected at the virtual Annual Meeting will hold office until the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Our Board of Directors has nominated James Scully to serve as the Class I director for a term expiring at the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The persons named as proxies will vote to elect James Scully unless a stockholder indicates that his or her shares should be withheld with respect to the nominee. Marka Hansen and Travis Nelson, current Class I directors of the Company, are not standing for re-election, but will continue to serve as members of our Board of Directors until the expiration of their current term ending on the date of the virtual Annual Meeting. Thus, the size of the Board will decrease to seven Directors as of the date of the virtual Annual Meeting.

In the event that the nominee for Class I director becomes unavailable or declines to serve as a director at the time of the virtual Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. The nominee is currently serving as a director and we do not expect that the nominee will be unavailable or will decline to serve.

If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of the director. Therefore, it is important that you vote.

In connection with our initial public offering in March 2017 (our “IPO”), we entered into the Stockholders Agreement with TI IV, an affiliate of TowerBrook, which provides that TI IV, for so long as TI IV beneficially owns at least 50% of our common stock, is entitled to designate for nomination a majority of our Board of Directors. When TI IV beneficially owns less than 50% of our common stock but owns at least 10% of our common stock, TI IV is entitled to designate for nomination a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person. When TI IV owns less than 10% of our common stock but owns at least 5% of our common stock, TI IV is entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person, and (ii) one director.

Our Board of Directors recommends that you vote FOR the nominee for our Board of Directors in this Proposal 1.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. There is no family relationship between any director or executive officer of the Company. The business address for the nominee for matters regarding the Company is 4 Batterymarch Park, Quincy, Massachusetts 02169. Brian Beitler served as our Chief Marketing and Brand Development Officer until July 22, 2020.

Name	Age	Position(s) with J.Jill, Inc.	Director Since
Claire Spofford	59	Chief Executive Officer, President and Director	February 2021
Mark Webb	49	Executive Vice President, Chief Financial Officer	N/A
Kyle Polischuk	50	Senior Vice President, Chief Human Resources Officer	March 2021
Michael Rahamim	68	Chairman of the Board of Directors	February 2017
Michael Eck	58	Director	February 2017
Marka Hansen(1)	67	Director	February 2017
Shelley Milano	64	Director	June 2019
Travis Nelson(1)	50	Director	February 2017
Michael Recht	41	Director	February 2017
Andrew Rolfe	54	Director	February 2017
James Scully	56	Director	August 2017

(1)	Marka Hansen and Travis Nelson will not be standing for re-election at the virtual Annual Meeting.

Set forth below is a brief biography of each of our directors and executive officers.

Directors

Class I Directors

The term of the following three Class I directors will expire at the 2021 virtual Annual Meeting of Stockholders. James Scully is the only nominee for election at the 2021 virtual Annual Meeting, for a term that will expire at the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Marka Hansen and Travis Nelson will not stand for re-election this year, but will continue to serve as members of our Board of Directors until the expiration of their current term ending on the date of the virtual Annual Meeting.

Marka Hansen has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on the board of directors of our former parent company since May 2015. Ms. Hansen previously served as a Retail Consultant at Stitch Fix, Inc. from February 2013 to August 2013. Prior to that, she was the President of Gap North America from February 2007 until February 2011. Ms. Hansen served as the President of Banana Republic, LLC, a division of The Gap, from June 2003 until February 2007, and served in various leadership positions at The Gap after joining the company in 1987. Ms. Hansen served as a director of True Religion Apparel, Inc., from September 2013 until October 2017. She currently serves as a director of Stitch Fix, Inc. and The Orvis Company, Inc. She received her B.A. in Liberal Studies from Loyola Marymount University. Ms. Hansen was selected to serve on our Board of Directors because of her extensive experience in leadership positions in the retail industry.

Travis Nelson has served as a director of J.Jill since our conversion to a corporation in February 2017 and previously he served on the board of directors of our former parent company since May 2015. Since December 2020, Mr. Nelson has been Co-President and Chief Financial Officer of New Vista Acquisition Corp, a special purpose acquisition corporation focused on the aerospace and defense sector. Since March 2018, Mr. Nelson has served as the Managing Member of Eclipse Investors LLC, an independent investment management firm. Prior to that, Mr. Nelson served as a Managing Director at TowerBrook, our principal stockholder, from July 2005 until January 2018 and currently serves as a member of TowerBrook’s Management Advisory Board. Prior to joining TowerBrook, Mr. Nelson co-founded Pacific Partners LLC (“Pacific Partners”), a private equity firm specializing in software and technology services investments and served as a Managing Director from 2000 to 2005. Prior to Pacific Partners, Mr. Nelson served as an investment professional at Oak Hill Capital Management and Freeman Spogli & Co., working on private investments in a wide range of companies, and served as a consultant to the CEO of NetJets. Mr. Nelson began his career as an investment banker at Goldman Sachs. Mr. Nelson earned his B.A. from DePauw University and received his M.B.A. from the Stanford Graduate School of Business. He was selected to serve on our Board of Directors because of his broad business and investment experience, including extensive experience in corporate finance and mergers and acquisitions.

James Scully has served as a director of J.Jill since August 2017 and served as Interim Chief Executive Officer from December 2019 to February 2021. Mr. Scully is currently an Operating Partner of Archimedes Advisors (Churchill Capital Group), Managing Partner and President of Elm Street Advisors LLC, and a private investor. Mr. Scully serves on the Board of Advisors for Faherty Brand, LLC, and previously served on the Board of BH Cosmetics from December 2018 until September 2020. Previously, he served as Avon Products, Inc.’s Executive Vice President and Chief Operating Officer from January 2016 to September 2017. He also served as Avon’s Executive Vice President and Chief Financial Officer from March 2015 to December 2016. Prior to his role at Avon, Mr. Scully served as the Chief Operating Officer of the J. Crew Group, Inc., a specialty apparel and accessories retailer. Mr. Scully served as J. Crew’s Executive Vice President and Chief Financial Officer from September 2005 to May 2012 and Chief Administrative Officer from April 2008 to April 2013. Prior to joining J. Crew in 2005, Mr. Scully served in key roles at Saks Incorporated from 1997 to 2005, including at various times as Executive Vice President of Human Resources and Strategic Planning, Senior Vice President of Strategic and Financial Planning and Senior Vice President, Treasurer. Mr. Scully held the position of Senior Vice President of Corporate Finance at Bank of America (formerly NationsBank) from 1994 to 1997. Mr. Scully began his career in the banking industry at Connecticut National Bank. Mr. Scully is a veteran, having served in the U.S. Army Reserves from 1987-1999 and including participation in Operations Desert Shield/Storm. Mr. Scully was selected to serve on our Board of Directors because of his extensive experience in leadership positions in the retail industry.

Class II Directors

The term of the following three Class II directors will expire at the 2022 Annual Meeting.

Michael Eck has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since November 2016. Mr. Eck was the Global Head of the Consumer and Retail Investment Banking Group at Morgan Stanley from 2008 until his retirement in 2014. Prior to that, Mr. Eck worked at Citigroup from 1993 to 2008, where he was the Global Head of the Consumer and Retail Banking Group, and at Credit Suisse First Boston from 1987 to 1993. In January 2016, Mr. Eck joined M. Klein and Company, a global strategic advisory firm, as a Senior Advisor. From December 1, 2017 to December 31, 2018, Mr. Eck served as the Interim Chief Executive Officer of The Johnson Controls Hall of Fame Village, a company developing a multi-use destination attraction and media platform in association with the Pro Football Hall of Fame. From February 2020 to October 2020, Mr. Eck was a member of the Board of Directors of Churchill Capital Corp III, a Special Purpose Acquisition Company listed on the NYSE under the symbol “CCXX.” From 2015 to April 2018 he served as an independent Board member and Chairman of the Audit Committee of Blue Buffalo Pet Products, Inc., a publicly-held leading natural pet food company, until Blue Buffalo Pet Products, Inc. was acquired by General Mills Inc. in April 2018. Mr. Eck is also the co-founder and board member of Steer for Student Athletes. In addition, he previously served as a Board member of USA Ultimate and as a member of the Senior Advisory Board of Shopkick. Mr. Eck received his MIM from

Northwestern University and his B.S. in Business from the McIntire School of Commerce at the University of Virginia. He was selected to serve on our Board of Directors because of his extensive knowledge of corporate strategy, corporate financing and accounting, capital investment and operations and the consumer sector.

Shelley Milano has served as a director of J.Jill since June 2020. From 2015 to 2020, Ms. Milano was with L Brands, owner of the Victoria’s Secret, PINK and Bath & Body Works brands, where the most recent role she held prior to her departure was Executive Vice President and Chief Human Resources Officer. In this role, she was responsible for advancing enterprise talent and development initiatives to enable growth of the business and L Brands associates. Prior to being named Chief Human Resources Officer, she served as the company’s Senior Vice President and General Counsel for three years. Before joining L Brands in 2015, Ms. Milano was Senior Vice President, General Counsel and Secretary at Eddie Bauer, Inc.; Executive Vice President and General Counsel at Starbucks Corporation; and Vice President and General Counsel at Honda of America Mfg., Inc. Ms. Milano has served as a director of Urban Hardwoods and Bartell Drugs. She received her J.D. degree from Berkeley Law and her B.A. degree in Accountancy from Adrian College. Ms. Milano was selected to serve on our Board of Directors because of her expertise in the areas of Human Resources, her legal knowledge and her prior experience in the retail industry.

Michael Recht has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since May 2015. Mr. Recht is a Managing Director at TowerBrook, our principal stockholder, where he has worked since August 2013. From August 2010 to August 2013, Mr. Recht was a Senior Associate with the Retail & Consumer team at Apax Partners LLP (“Apax”). Prior to joining Apax, Mr. Recht was an Associate at Thoma Cressey Bravo where he focused on investments in the consumer products and services sector. Prior to that, Mr. Recht was a member of the Technology & Defense teams at CIBC World Markets. He currently serves as a manager at KeHe Distributors Holdings, LLC, where he serves on the Nominating and Corporate Governance and Audit Committees. He received his M.B.A. from the Kellogg School of Management at Northwestern University and his B.A. from Williams College. Mr. Recht was selected to serve on our Board of Directors because of his broad finance experience, particularly in the retail and consumer products industry.

Class III Directors

The term of the following three Class III directors will expire at the 2023 Annual Meeting.

Claire Spofford was appointed as Chief Executive Officer and President in February 2021 and has served as a director of J.Jill since her appointment. Prior to joining J.Jill, Ms. Spofford was the President of Cornerstone Brands from December 2017 to October 2020. In that role, she oversaw a portfolio of four interactive, aspirational, home and apparel lifestyle brands: Ballard Designs, Frontgate, Garnet Hill and Grandin Road. She led the team there in evolving the brands into profitable, digitally-driven omnichannel businesses. Before being promoted into this role, from 2014 to October 2020, Ms. Spofford was the President of Garnet Hill. Prior to that, Ms. Spofford was Senior Vice President and Chief Marketing Officer of J.Jill and held numerous leadership roles at Orchard Brands, including Interim President and Chief Executive Officer, Group President for Premium Brands and President of Appleseed’s. Before joining Orchard Brands, she served as Vice President, Global Marketing of Timberland. Ms. Spofford currently serves on the Board of Directors of Reclaim Childhood, and she previously served on the Boards of White Flower Farm and Project Adventure, Inc. Ms. Spofford received her M.B.A. from Babson College and her B.A. from the University of Vermont. Ms. Spofford was elected to serve on our Board of Directors because of her extensive experience in leadership positions in the retail industry.

Michael Rahamim has served as Chairman of the Board of Directors of J.Jill since our conversion to a corporation in February 2017 and served as Chairman of the Board of Directors of our former parent company since May 2015. From January 2011 through January 2014, Mr. Rahamim served as the Executive Chairman of Phase Eight (Fashion & Designs) Limited (“Phase Eight”), a portfolio company of TowerBrook, our principal stockholder, and remained Chairman of the Board until January 2015, when Phase Eight was sold. Mr. Rahamim has over 20 years of experience in the fashion retail industry. In 1992, Mr. Rahamim developed the UK franchise of Kookai S.A., a French high fashion business, and introduced the Sandro and Maje French high fashion brands to the UK. Mr. Rahamim has previously worked in soft commodities and financial futures and was one of the founding seat holders on the London International Financial Futures Exchange. He qualified as a Chartered Accountant in 1977. Mr. Rahimim currently serves as a director of Kaporal Jeans and has served as a director of Whistles Limited from March 2009 until April 2016. He is also a member of the Senior Advisory Board of TowerBrook. Mr. Rahamim was selected to serve on our Board of Directors because of his extensive understanding of the International fashion retail industry through his experience in leadership positions and his investments with other retailers.

Andrew Rolfe has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on the Board of Directors of our former parent company since May 2015. Mr. Rolfe has held various positions with TowerBrook Capital Partners, our principal stockholder, since January 2006. Among other roles, he has served as a Managing Director and the Head of Private Equity, USA, Chairman of the Portfolio Committee, and a member of the Management Committee. Prior to joining TowerBrook, Mr. Rolfe served as President of The Gap Inc.’s International Division from November 2003 until February 2006, where he also served as a member of the Executive Leadership Team. Mr. Rolfe has also held roles as the Chairman and Chief Executive Officer of Pret A Manger (Europe) Ltd and the Chief Executive Officer of Booker Foodservice. He previously served as a director of True Religion Apparel, Inc. and Wilton Industries, Inc.. He currently serves as a director of Kaporal Jeans and Beverages & More, Inc and as a manager of KeHe Distributors Holdings, LLC. Mr. Rolfe received his M.B.A. from Harvard Business School and his B.A. from Oxford University. He was selected to serve on our Board of Directors because of his extensive experience in leadership positions in the retail industry.

Required Vote

The Class I director nominee shall be elected as a director if he receives the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock represented virtually or by proxy at the meeting and entitled to vote at the Annual Meeting. In accordance with Delaware law, although the election of a director nominee technically requires a plurality of the votes cast in the election, the election of a director nominee in an uncontested election requires a majority vote. Thus, James Scully will be elected to our Board of Directors if he receives a greater number of votes FOR his election than votes WITHOLD.

Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors, except as noted above. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

Executive Officers

Claire Spofford was appointed Chief Executive Officer and President of J.Jill in February 2021. See Ms. Spofford’s biography above under the heading “Class III Directors.”

Mark Webb has served as J.Jill’s Executive Vice President, Chief Financial Officer since May 2019. Before joining J.Jill, Mr. Webb served as Senior Vice President, Chief Financial Planning & Analysis and Treasury Officer at Hudson’s Bay Company since January 2018. He previously served as Senior Vice President, Chief Financial Officer, Gap Brand and Intermix, at Gap, Inc. from February 2013 to April 2017. Mr. Webb received his BSBA in Accounting and Finance from the University of Arizona.

Kyle Polischuk joined J.Jill as Senior Vice President, Chief Human Resources Officer in March 2021. Prior to joining J.Jill, Ms. Polischuk was Chief People Officer of MOO, an online design and printing company, from October 2018 until February 2021. Ms. Polischuk also served as Vice President of Human Resources at Hearts on Fire from September 2016 until October 2018. From January 2010 until February 2016, Ms. Polischuk served as Vice President of Human Resources at Talbots. Ms. Polischuk brings with her a strong track record of building business-focused people initiatives to increase employee engagement and results. Ms. Polischuk earned her M. Ed. From Boston University and her Bachelor of Arts in Art History from Emmanuel College.

CORPORATE GOVERNANCE MATTERS

Information about our Board

In accordance with our certificate of incorporation and our by-laws, a majority of our Board of Directors may fix the number of directors, which is currently set at nine. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. At any meeting of our Board of Directors, the presence in person (or virtually) of a majority of the total number of directors then in office will constitute a quorum for all purposes. Pursuant to the Stockholders Agreement, TI IV currently has the ability to designate as nominees five directors.

Director Independence

We are a “controlled company” for the purposes of the NYSE’s rules and corporate governance standards because more than 50% of the voting power of our common stock is owned by TI IV. As a “controlled company,” we may elect not to comply with certain NYSE corporate governance requirements, including those that would otherwise require our Board of Directors to have a majority of independent directors and require that we either establish Compensation and Nominating, Governance and Corporate Responsibility Committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to our Board of Directors by the independent members of our Board of Directors.

Our Board of Directors has determined that Michael Eck, Marka Hansen, Shelley Milano, Travis Nelson, Michael Rahamim and James Scully are “independent directors,” as defined by the applicable NYSE rules. Marka Hansen and Travis Nelson will not be standing for re-election this year.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become our director or executive officer.

Selection of Nominees for our Board of Directors

The Nominating, Governance and Corporate Responsibility Committee of our Board of Directors has the responsibility of identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors. The committee also recommends to our Board of Directors for approval director nominees, consistent with our director qualification criteria and any obligations under our contractual arrangements, including the Stockholders Agreement.

With respect to director nominee procedures, the Nominating, Governance and Corporate Responsibility Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders, or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating, Governance and Corporate Responsibility Committee considers the qualifications set forth in our corporate governance guidelines, including the highest personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of our business or financial affairs, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board of Directors. The Nominating, Governance and Corporate Responsibility Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Nominating, Governance and Corporate Responsibility Committee seeks to recommend to our Board of Directors those nominees whose specific qualities, experience and expertise will augment our current Board of

Directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board of Directors duties; (2) comply with the duties and responsibilities set forth in our corporate governance guidelines and in our by-laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in our jurisdiction of incorporation; and (4) adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein.

The Nominating, Governance and Corporate Responsibility Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in our by-laws. Each notice of nomination submitted in this manner must contain the information specified in our by-laws, including, but not limited to, information with respect to the beneficial ownership of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (1) the 90th day prior to the annual meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the annual meeting of stockholders, either by mail or other public disclosure. See our by-laws for additional information regarding stockholder nominees.

Information Regarding Meetings of our Board and Committees

During fiscal year 2020, our Board of Directors held 38 meetings, and its three permanent committees, the Audit Committee, Compensation Committee (as defined below), and Nominating, Governance and Corporate Responsibility Committee, collectively held 23 meetings. In June 2021, our Board of Directors established a Special Committee, a temporary committee of the Board of Directors (the “Special Committee”), and empowered and authorized the Special Committee to act on behalf and exercise certain powers of the Board of Directors in connection with certain potential transactions with Towerbrook. The Special Committee was composed of Shelley Milano (Chair), Michael Eck and Marka Hansen. The Board of Directors dissolved such committee in September 2021.

All of our directors attended at least 75% of the aggregate of all meetings of our Board of Directors and the committees on which he or she served during 2020. Under our corporate governance guidelines, a copy of which is available in the Investors—Corporate Governance—Governance Documents section of our website at www.jjill.com, members of our Board of Directors are expected to participate in the virtual Annual Meeting.

Board Committees

Committees of our Board of Directors

In March 2017, our Board of Directors adopted written charters for each of its permanent committees, all of which are available in the Investors—Corporate Governance—Governance Documents section of our website at www.jjill.com. Pursuant to the Stockholders Agreement, TI IV has the right to designate the members of the committees of our Board of Directors in proportion to the number of director nominees TI IV is entitled to designate to our Board of Directors. The following table provides membership information of our directors in each committee of our Board of Directors as of April 19, 2021.

	Audit Committee	Compensation Committee	Nominating, Governance and Corporate Responsibility Committee
Claire Spofford	—	—	—
Michael Rahamim		—
Michael Eck		—	—
Marka Hansen(1)	—
Shelley Milano	—
Travis Nelson(1)		—
Michael Recht	—		—
Andrew Rolfe	—
James Scully		—	—

= Member

(1)	Marka Hansen and Travis Nelson will not be standing for re-election at the virtual Annual Meeting.

Audit Committee

Our Audit Committee consists of Michael Eck, Travis Nelson, Michael Rahamim and James Scully. Marka Hansen and Travis Nelson will not be standing for re-election at the virtual Annual Meeting. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has determined that Mr. Eck, Mr. Nelson, Mr. Rahamim and Mr. Scully are independent within the meaning of the NYSE listing rules and meet the additional test for independence for Audit Committee members imposed by SEC regulation and the NYSE listing rules. As of the date of this Proxy Statement, our Audit Committee is fully independent and is in compliance with the applicable SEC and NYSE rules and regulations.

Our Audit Committee met 12 times during our 2020 fiscal year. Our Audit Committee assists our Board of Directors in monitoring the audit of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and systems of internal controls, our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also reviews and approves related party transactions as required by the applicable NYSE rules.

Compensation Committee

Our Compensation Committee consists of Marka Hansen, Shelley Milano, Michael Recht and Andrew Rolfe. Marka Hansen and Travis Nelson will not be standing for re-election at the virtual Annual Meeting. Because we are a controlled company under the NYSE listing rules, our Compensation Committee is not required to be fully independent. Our Compensation Committee met 7 times during our 2020 fiscal year. Our Compensation Committee is responsible for reviewing and recommending policies relating to the compensation and benefits of our directors and employees, including our Chief Executive Officer and other executive officers.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee may form and delegate authority to subcommittees where appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirement of our Corporate Governance Guidelines and the NYSE listing rules, subject to any applicable controlled company or other exemption.

The Compensation Committee has engaged the services of Pearl Meyer & Partners LLC (“Pearl Meyer”) as its outside independent compensation consultant. Pearl Meyer provides general executive compensation consulting services to the Compensation Committee and advises it on a range of executive and director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. Pearl Meyer provides services to the Compensation Committee related only to executive and director compensation, and provides no other services to the Compensation Committee or the Company.

In accordance with the Compensation Committee’s charter, our Chief Executive Officer may not be present during voting or deliberations of the Committee regarding his or her compensation and the Committee reserves the right to request any executive officer present during voting or deliberations of the Committee regarding such executive officer’s compensation to recuse himself or herself.

Nominating, Governance and Corporate Responsibility Committee

Our Nominating, Governance and Corporate Responsibility Committee consists of Marka Hansen, Shelley Milano, Travis Nelson, Michael Rahamim and Andrew Rolfe. Because we are a controlled company under the NYSE listing rules, our Nominating, Governance and Corporate Responsibility Committee is not required to be fully independent. Our Nominating, Governance and Corporate Responsibility Committee met 4 times during our 2020 fiscal year. Our Nominating, Governance and Corporate Responsibility Committee is responsible for selecting or recommending that our Board of Directors select candidates for election to our Board of Directors, developing and recommending to our Board of Directors corporate governance guidelines that are applicable to us and overseeing Board of Directors and management evaluations. Our Nominating, Governance and Corporate Responsibility Committee is also responsible for reviewing and providing guidance to us on corporate responsibility and sustainability issues.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Corporate Governance Guidelines provide that the roles of the Chairman of the Board of Directors and Chief Executive Officer may be combined or separated. Our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman of the Board of Directors and the Chief Executive Officer positions should be separated or combined is not appropriate.

As of the date hereof, Ms. Spofford serves as our Chief Executive Officer and President and Mr. Rahamim serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Ms. Spofford to focus on the operational leadership and strategic direction of the Company. At the same time, Mr. Rahamim can focus on leadership of the Board of Directors, including calling and presiding over meetings of our Board of Directors and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer and serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer.

Our Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to its employee compensation plans and arrangements, and the Audit Committee oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Executive Sessions of our Board of Directors

In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, the non-management members of our Board of Directors meet in regularly scheduled executive sessions at least quarterly without management directors or any other members of the Company’s management present. In addition, the independent members of our Board of Directors meet in a regularly scheduled executive session at least annually. Our Chairman of our Board of Directors, Michael Rahamim, presides at all regularly scheduled executive sessions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee in fiscal year 2020 was, at any time during fiscal year 2020 or at any other time, an officer or employee of the Company. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or compensation committee of any entity, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our compensation committee.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose any future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.jjill.com . The Code of Conduct and Ethics is available on our website under Governance Documents in the Investor Relations—Corporate Governance section of our website at www.jjill.com.

Communications with our Board of Directors from Stockholders or Other Interested Parties

Any stockholder or other interested party may contact our Board of Directors as a group, our independent directors as a group, or any individual director by sending written correspondence to them in care of our Secretary and General Counsel at our principal executive offices at 4 Batterymarch Park, Quincy, Massachusetts 02169. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Secretary and General Counsel screen this correspondence, but we may change this policy if directed by our Board of Directors due to the nature or volume of the correspondence.

DIRECTOR COMPENSATION

Non-employee members of our Board of Directors, (other than Andrew Rolfe and Michael Recht), are compensated for a full year of service as follows; directors who serve less than a full year are entitled to a pro-rated portion of the applicable compensation.

Board Position	Annual Cash Retainer ($)	Annual Equity Award Value ($)
Chairman of the Board of Directors	80,000	100,000
Board Member (other than the Chairman of the Board of Directors)	50,000	100,000
Finance Committee Chair	80,000	n/a
Audit Committee Chair	20,000	n/a
Other Committee Chair	10,000	n/a
Audit Committee Member	7,500	n/a
Other Committee Member	5,000	n/a

Members of our Board of Directors also receive reimbursement of expenses for travel to the Board of Directors and meetings of all committees of our Board of Directors.

Director Compensation Table

The following table sets forth the total compensation paid to each of our non-employee directors (other than Andrew Rolfe and Michael Recht) for the fiscal year ended January 30, 2021.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Michael Rahamim	45,000	10,372	55,372
Marka Hansen	77,500	10,372	87,872
Michael Eck	60,000	10,372	70,372
Travis Nelson(4)	31,250	10,372	41,622
Kelly Mooney(5)	10,817	10,372	21,189
Shelley Milano(6)	127,857	—	127,857

(1)	Andrew Rolfe and Michael Recht, each of whom was an employee or partner of TowerBrook as of January 30, 2021, did not receive any compensation in respect of their services to our Board of Directors.
(2)

Amounts set forth in the Fees Earned or Paid in Cash column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees and committee and/or chairmanship fees.

(3)

Amounts set forth in the Stock Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In fiscal year 2020, Messrs. Rahamim, Eck, and Nelson, and Mses. Hansen and Mooney each received a grant of 19,570 Restricted Stock Units (“RSUs”) on March 16, 2020.

(4)	Fees for Travis Nelson in fiscal year 2020 were paid to Eclipse Investors, LLC.
(5)

Ms. Mooney resigned from our Board of Directors and from all committees of the Board of Directors on which she served, effective as of April 5, 2020. Ms. Mooney’s unvested stock awards were canceled when she resigned.

(6)	Ms. Milano was appointed to our Board of Directors effective as of June 8, 2020.

The following table provides information about the outstanding equity awards held by members of our Board of Directors as of January 30, 2021.

Name(1)	Number of Restricted Stock Units or Restricted Shares that Have Not Vested(2) ($)
Michael Rahamim	3,914
Marka Hansen	3,914
Michael Eck	3,914
Travis Nelson	3,914
James Scully	3,914

(1)	Andrew Rolfe and Michael Recht, each of whom was an employee or partner of TowerBrook as of February 2, 2019, do not directly hold any equity awards, whether in the form of restricted shares or RSUs.
(2)

The award number of RSUs outstanding reflects the 19,570 RSUs granted to each of the directors on March 16, 2020 and have been adjusted to reflect the 5-for-1 reverse stock split. The awarded RSUs vested on March 16, 2021.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth information regarding the compensation paid to, awarded to, or earned by our former Interim Chief Executive Officer, our Executive Vice President, Chief Financial Officer, and our former Executive Vice President, Chief Information and Digital Officer for services rendered in all capacities during the fiscal years ended February 1, 2020 and January 30, 2021.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
James Scully(6)	2020	1,055,769	1,500,000	10,372	—	25,000	2,591,141

Former Interim Chief Executive Officer	2019	193,846	100,000	223,200	—	—	517,046

Mark Webb	2020	556,731	765,000	18,669	—	150,777	1,491,177

Executive Vice President, Chief Financial Officer	2019	456,923	419,846	906,003	—	165,358	1,948,130

Deanna Steele(7)	2020	473,221	—	18,669	—	88,767	580,657

Former Executive Vice President, Chief Information and Digital Officer	2019	294,231	326,538	239,700	—	155,708	1,016,177

(1)

Amounts set forth in the Salary column reflect the amount actually paid to each named executive for fiscal years 2019 and 2020 and includes the effect of any mid-year adjustments to their base salaries, if applicable. As of the end of fiscal year 2020, the annual base salary rates for Mr. Webb and Ms. Steele were $600,000 and $510,000, respectively. Mr. Scully received $100,000 per month as base salary as of the end of fiscal year 2020.

(2)

Amounts shown in the Bonus column for fiscal year 2020 represent the following: Mr. Scully’s portion of his 2020 annual bonus that was not based on performance ($900,000) and transition bonus ($600,000) and Mr. Webb’s retention bonus ($765,000). Amounts shown in the Bonus column for fiscal year 2019 represent the following: Mr. Scully’s sign-on bonus ($100,000), Mr. Webb’s sign-on bonus ($100,000) and guaranteed bonus for fiscal year 2019 ($319,846) and Ms. Steele’s sign-on bonus ($150,000) and the guaranteed portion of her annual bonus, prorated for partial year of employment ($176,538).

(3)

Represents the aggregate grant date fair value of RSUs granted during the year in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Stock Compensation (disregarding any forfeiture assumptions). These amounts do not correspond to the actual value that may be realized by our NEOs for these awards. The NEOs were granted awards during fiscal year 2020 as follows: Mr. Scully, Mr. Webb and Ms. Steele, 19,570, 35,226 and 35,226 RSUs, respectively, on March 16, 2020. The NEOs were granted awards during fiscal year 2019 as follows: for Mr. Scully, 180,000 RSUs on December 5, 2019; for Mr. Webb, 128,677 RSUs on May 1, 2019 and 200,000 RSUs on December 12, 2019; for Ms. Steele, 102,000 RSUs on July 8, 2019. See Note 15 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Significant Estimates-Equity-based Compensation” included in our Annual Report on Form 10-K for the assumptions made in determining these values.

(4)

The Company’s Annual Incentive Plan for fiscal year 2020 was measured based on the Company’s adjusted EBITDA. Threshold and target adjusted EBITDA performance goals were established along with their corresponding payout opportunities. To the extent that actual adjusted EBITDA exceeds the target performance goal, the payout for fiscal year 2020 is capped at a payout multiplier of 2.0x. The annual target bonus (as a % of base salary) for each of Mr. Webb and Ms. Steele under the Company’s Annual Incentive Plan for fiscal year 2020 was 70% and 60%, respectively. The following table outlines the adjusted EBITDA performance objectives and the payout multiplier for fiscal year 2020:

Above Threshold but
	Below Threshold	Threshold	Below Target	Target	Above Target	Well Above Target
Adjusted EBITDA	< $72.0 million	$72.0 million	>$72.0 million, but < $80.0 million	$80.0 million	> $80.0 million but < $88.0 million	> $88.0 million

Payout Multiplier / Bonus Pool Increment	No payout	0.50x	$0.32 added to the bonus pool for every $1.00 of adjusted EBITDA generated	1.0x	$0.28 added to the bonus pool for every $1.00 of adjusted EBITDA generated	$0.30 added to the bonus pool for every $1.00 of adjusted EBITDA generated

In fiscal year 2020, the Company achieved an adjusted EBITDA of -$40.5 million.

(5)

Amounts shown in the All Other Compensation column for fiscal year 2020 represent the following: For Mr. Scully, Board of Directors fees ($25,000); for Mr. Webb, Relocation & Related Tax Gross-ups ($142,631) and 401(k)-matching contributions ($8,146); for Ms. Steele, Relocation & Related Tax Gross-ups ($78,243), 401(k)-matching contribution ($9,923), and reimbursement for business use of mobile device ($600).

(6)

Mr. Scully’s term as our Interim Chief Executive Officer ended effective February 15, 2021, but he continues to serve as a director on our Board of Directors. Claire Spofford was appointed as our President and Chief Executive Officer effective February 15. 2021.

(7)	Ms. Steele’s employment with the Company terminated on February 12, 2021.

Retention Award

On July 22, 2020, the Board of Directors, upon recommendation of the Compensation Committee, and with the advice of the Company’s independent compensation consultant and legal advisor, granted Mr. Webb a cash retention bonus in an amount equal to the sum of his annual base salary and annual target bonus, payable in three installments subject to Mr. Webb’s continued employment with the Company.

Employment Agreements

We have entered into employment agreements or offer letters with each of our named executive officers. In addition to customary terms and provisions, the employment agreements and offer letters set forth the annual base salary, target bonus percentage, equity grants, terms of severance and eligibility for employee benefits.

Employment Agreement with Claire Spofford, Our President and Chief Executive Officer

We are party to an employment agreement, which became effective on February 15, 2021, with Ms. Spofford to serve as President and Chief Executive Officer, replacing James Scully who had served as our Interim Chief Executive Officer until such time. The employment agreement provides that Ms. Spofford will report to the Board of Directors.

Ms. Spofford’s employment agreement provides for the following compensation: (i) an annual base salary of $900,000; (ii) eligibility to receive an annual bonus with a target of 100% of Ms. Spofford’s base salary; (iii) a one-time sign-on bonus of $1,600,000, payable following her start date; (iv) a housing stipend in the amount of $90,000 per year for the first three years of Ms. Spofford’s employment; (v) reimbursement for expenses reasonably incurred in connection with an annual physical with a provider of Ms. Spofford’s choice, and up to $25,000 of professional fees incurred in connection with income tax planning and return preparation per year; and (vi) reimbursement of up to $30,000 in legal and consulting fees related to the negotiation of her employment agreement and related arrangements. In addition, the Company also agreed to grant a sign-on equity award to Ms. Spofford on her start date consisting of 1,500,000 restricted stock units (subject to applicable adjustment for any stock split). The sign-on equity award will vest in equal installments on each of the first four anniversaries of the date of grant. The sign-on bonus is subject to repayment of the after-tax portion in the event Ms. Spofford’s employment is terminated by the Company for “cause” or Ms. Spofford resigns without “good reason” (as such terms are defined in the employment agreement) during the first year of employment. The sign-on equity award may be cancelled if Ms. Spofford engages in activity that would give the Company grounds to terminate her employment for cause and, to the extent required by applicable law, the rules of any securities exchange on which the Company’s stock is listed or a written policy adopted by the Company, is subject to clawback, forfeiture or similar requirements.

Offer Letter Agreement with James Scully, Our Former Interim President and Chief Executive Officer

We entered into an offer letter, which became effective on December 4, 2019, as amended March 4, 2020, June 2, 2020, September 3, 2020 and December 4, 2020 with Mr. Scully, which provided that he would serve as Interim President and Chief Executive Officer effective on December 5, 2019 until the earlier of the date that a permanent Chief Executive Officer commences employment and February 15, 2021 (the “Initial Term”), and thereafter could be extended on a month-to-month basis. Pursuant to his offer letter agreement, Mr. Scully was entitled to the following compensation: (i) monthly cash compensation of $100,000; (ii) a sign-on bonus of $100,0000; (iii) up to $20,000 per month in travel and other agreed-upon expenses, (iv) an annual bonus for fiscal year 2020 with a target bonus of $1.2 million (prorated for any partial year of service beginning on March 4, 2020); provided, that the actual amount of Mr. Scully’s annual bonus in respect of the Company’s 2020 fiscal year could not be less than $900,000) and(v) reimbursement of up to $7,500 in legal fees related to the negotiation of the offer letter amendment and related arrangements. In addition, the Company also granted a sign-on equity award of 180,000 restricted stock units to Mr. Scully on December 5, 2019 which vested on March 4, 2020. In addition, on December 18, 2020, Mr. Scully received a transition bonus of $600,000.

On February 15, 2021, Mr. Scully’s service terminated pursuant to the terms of his offer letter. Mr. Scully continues to serve as a member of the Board of Directors.

Offer Letter Agreement with Mark Webb, Our Chief Financial Officer

We are party to an offer letter, which became effective on April 12, 2019, with Mr. Webb, to serve as Executive Vice President, Chief Financial Officer. Pursuant to the terms of the offer letter Mr Webb is entitled to the following compensation (i) an annual base salary of $600,000; (ii) a one-time sign-on bonus of $100,000; and (iii) eligibility to receive an annual bonus with a target of 70% of Mr. Webb’s base salary and up to 200% of his target bonus for exceptional performance. In addition, the Company also agreed to grant a sign-on equity award in the form of restricted stock units to Mr. Webb on his start date with a grant date fair market value of $700,000, which vest in equal installments on each of the first four anniversaries of the date of grant. Mr. Webb also received in a guaranteed Annual Incentive Plan payment of $319,846, which represented his prorated bonus for fiscal 2019 at the target of 70%.

Mr. Webb’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post-employment prohibition on solicitation of employees, agents, or contract workers with whom Mr. Webb had material business contact during the course of his employment.

Mr. Webb is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.”

Offer Letter with Deanna Steele, Our Executive Vice President, Chief Information and Digital Officer

We are party to an offer letter, dated as of May 30, 2019, with Ms. Steele pursuant to which she served as Executive Vice President, Chief Information and Digital Officer. The offer letter provided that Ms. Steele would report to the Chief Executive Officer.

Pursuant to the terms of her offer letter, Ms. Steele was entitled to a base salary equal to $510,000 per year and a target bonus of at least 60% of her annual base salary and up to 200% of her target bonus for exceptional performance, and eligibility to participate in, and receive grants of equity awards under, the Company’s equity compensation plans. The Company also agreed to pay Ms. Steele a guaranteed annual bonus for fiscal year 2019 of no less than $176,538, which represented her target bonus, prorated for the partial year of employment. In addition, Ms. Steele received a cash sign-on bonus of $150,000 and sign-on equity award of 102,000 RSUs. The offer letter provided that Ms. Steele would be entitled to participate in all of our benefit plans and programs (including four weeks of vacation).

Ms. Steele’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a perpetual non-disparagement provision, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post-employment prohibition on solicitation of employees, agents, or contract workers with whom Ms. Steele had material business contact during the course of her employment.

Ms. Steele is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.

On February 12, 2021, Ms. Steele’s employment terminated.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding equity awards held by our named executive officers as of February 1, 2021.

Name	Number of Shares that have not Vested (#)		Market Value of Restricted Shares or Units of Stock that Have Not Vested(1) ($)
James Scully	3,914	(2)	15,773
Mark Webb	19,301	(3)	77,783
	30,000	(4)	120,900
	7,045	(5)	28,391
Deanna Steele	15,300	(6)	61,659
	7,045	(7)	28,391

(1)

The market value of the restricted shares and RSUs shown above is based on the $4.03 closing market price of our common stock on January 29, 2021 and have been adjusted to reflect the 5-for-1 reverse stock split.

(2)	This award of RSUs vested on March 16, 2021 and is included in the table of outstanding equity awards held by members of the Board of Directors.
(3)	This award of RSUs vests 25% on each of the first four anniversaries of May 1, 2019.
(4)	This award of RSUs vests 25% on each of the first four anniversaries of December 12, 2019.
(5)	This award of RSUs vests 25% on each of the first four anniversaries of March 16, 2020.
(6)	This award of RSUs vests 25% on each of the first four anniversaries of July 8, 2019.
(7)	This award of RSUs vests 25% on each of the first four anniversaries of March 16, 2020.

Retirement Benefits

We sponsor a 401(k) plan, which is a qualified retirement plan offered to all eligible employees, including our named executive officers, and which permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. Pursuant to the terms of the 401(k) plan, we provided a company match of 50% of a named executive’s contributions to the plan in 2020 and 2019, up to a maximum of 6% of such executive’s eligible annual compensation. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

Mark Webb

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s offer letter with Mr. Webb provides that, upon a termination of employment by us without “cause” or a resignation by Mr. Webb for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in his offer letter, Mr. Webb would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated;

•	base salary continuation for a period of 12 months following the date of termination; and

•

medical and dental coverage continuation for 12 months following the date of termination with the costs of the premiums shared in the same proportion as before the termination of such executive’s employment (unless such coverage is otherwise obtained through a new employer).

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Pursuant to the terms of the RSU award agreement, if such termination occurs within 12 months following a change in control, he is entitled to full acceleration of his outstanding RSUs.

Termination without “Good Reason” and/or Death/Disability. Mr. Webb’s offer letter provides that, upon termination of employment due to death or disability or resignation without “good reason,” Mr. Webb will be entitled to accrued base salary, any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated and benefits through the date of termination.

All other terminations of employment: Mr. Webb’s offer letter provides that, upon any other termination of employment, Mr. Webb will be entitled only to accrued base salary and benefits through the date of termination.

Deanna Steele

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s offer letter with Ms. Steele provides that, upon a termination of employment by us without “cause” or a resignation by Ms. Steele for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her offer letter, Ms. Steele would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated;

•	base salary continuation for a period of 12 months following the date of termination; and

•

medical and dental coverage continuation for 12 months following the date of termination with the costs of the premiums shared in the same proportion as before the termination of such executive’s employment (unless such coverage is otherwise obtained through a new employer).

If any payment or benefit made under Ms. Steele’s offer letter would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments or benefit would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Termination without “Good Reason” and/or Death/Disability. Ms. Steele’s offer letter provides that, upon termination of employment due to death or disability or resignation without “good reason,” Ms. Steele will be entitled to accrued base salary, any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated and benefits through the date of termination.

All other terminations of employment: Ms. Steele’s offer letter provides that, upon any other termination of employment, Ms. Steele will be entitled only to accrued base salary and benefits through the date of termination.

Claire Spofford

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s employment agreement with Ms. Spofford provides that, upon a termination of employment by the Company without “cause” or a resignation Ms. Spofford for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her employment agreement, Ms. Spofford would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•

if such termination occurs (i) on or prior to January 31, 2022, 24 months of base salary and medical and dental continuation or (ii) if such termination occurs after January 31, 2022, 12 months of base salary and medical and dental continuation;

•

if the termination occurs during (i) the period beginning on February 15, 2021 and ending on January 31, 2022, a full-year bonus for the year of termination equal to 100% of Ms. Spofford’s annual base salary immediately prior to such termination or (ii) if the termination occurs after January 31, 2022, a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%); and

•	accelerated vesting of a prorated portion of the restricted stock units scheduled to vest on the next vesting date following such termination.

If such a qualifying termination of employment occurs at any time following a “Change in Control” of the Company (as such term is defined in the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, Ms. Spofford will be entitled to, in addition to accrued benefits, (i) an amount equal to the sum of two times her (x) then-current annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment and (ii) 24 months (or, if later, the period from Ms. Spofford’s termination through the completion of the employment term) of medical and dental continuation. Ms. Spofford’s award agreement will provide that if Ms. Spofford’s employment is terminated by the Company without “cause” (and other than due to her death or disability) or by her due to a resignation for “good reason” within 12 months following a “Change in Control,” any unvested portion of her sign-on equity award will vest in full.

Definitions of “Cause” and “Good Reason” and “Change in Control”

Mr. Webb and Ms. Steele’s offer letters defined “cause” generally as such executive’s (i) breach of any material provisions of the employment agreement or offer letter; (ii) failure to follow a lawful directive of the executive’s reporting officer; (iii) negligence in the performance or nonperformance of any of the executive’s duties or responsibilities; (iv) dishonesty, fraud, or willful misconduct with respect to our business or affairs; (v) conviction of or plea of no contest to any misdemeanor involving theft, fraud, dishonesty, or act of moral turpitude or to any felony; or (vi) use of alcohol or drugs in a manner that materially interferes with the performance of the executive’s duties.

Mr. Webb and Ms. Steele’s offer letter defined “good reason” generally as (i) a reduction in such executive’s title below the level of Executive Vice President, as applicable; (ii) a material reduction in the executive’s base salary; or (iii) a relocation of their principal work location outside of the Quincy, Massachusetts area.

A change in control, as defined in the 2017 Plan and the employment and equity arrangements, generally means (i) the acquisition by any person of beneficial ownership of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, TI IV and its permitted transferees or any of their respective affiliates or by any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of our Board of Directors such that members of our Board of Directors during any consecutive 12- month period cease to constitute a majority of our Board of Directors, (iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company, unless immediately following such transaction.

Estimated Payments Upon Termination of Employment or Change in Control

The description below shows the severance payments and benefits that each named executive officer would, if applicable, have received had his or her employment been terminated, (1) due to his or her resignation without “good reason” or (2) by us without “cause” or pursuant to a resignation with “good reason,” whether prior to or following a “change in control.” The amounts are calculated as if the date of termination and, as applicable, the change in control, occurred on January 30, 2021.

James Scully

•

On a termination for any reason prior to the end of the Initial Term, Mr. Scully would be entitled to $50,000, which represents his monthly cash compensation through February 15, 2021, the end of the Initial Term.

Mark Webb

•

Termination without “Cause” and/or “Good Reason” Resignation: $620,319, which represents the sum of (x) $600,000 in base salary continuation for a period of 12 months following the date of termination and (y) $20,319 in continued medical and dental coverage for a period of 12 months following the date of termination. In the event that such termination were to occur within 12 months following a change in control, Mr. Webb would be entitled to an additional $227,074 in respect of the acceleration of his then-unvested RSUs.

Deanna Steele

•

Termination without “Cause” and/or “Good Reason” Resignation: $530,219, which represents the sum of (x) $510,000 in base salary continuation for a period of 12 months following the date of termination and (y) $20,219 in continued medical and dental coverage for a period of 12 months following the date of termination.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, including our Audit Committee, has selected Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 29, 2022, and recommends that our stockholders vote to ratify this appointment. If our stockholders ratify this appointment, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If our stockholders do not ratify this appointment, our Audit Committee may reconsider, but might not change, its appointment.

Representatives of Grant Thornton and PwC are expected to be virtually present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Summary of Fees

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories – audit, audit-related, tax services or, to the extent permitted by law, other services-that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. All fees incurred subsequent to our IPO were pre-approved by the Audit Committee.

The following table summarizes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP, Boston, Massachusetts (“PwC”) to us for the fiscal years ended February 1, 2020 and January 30, 2021. A description of these various fees and services follows the table.

Name	Fiscal 2019	Fiscal 2020
Audit Fees	$1,202,439	$1,943, 152
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,202,349	$$1,943, 152

Audit Fees

The aggregate fees billed to us by PwC in fiscal year 2019 and fiscal year 2020 reflected as audit fees above consist of fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K and the review of our quarterly consolidated financial statements included in our quarterly reports on Form 10-Q.

Change in Independent Auditor

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022. Multiple firms were invited to participate in this process, including PwC which has audited our annual financial statements or those of our predecessor, Jill Intermediate LLC, since 2009.

As a result of this process, following the review and evaluation of the proposals from the participating firms, the Audit Committee engaged Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022, and dismissed PwC as the Company’s independent registered accounting firm.

PwC’s audit reports on the Company’s consolidated financial statements as of and for the two most recent fiscal years ended January 30, 2021 and February 1, 2020 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 30, 2021 and February 1, 2020: (i) there were no disagreements with PwC (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the SEC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

During the Company’s two most recent fiscal years ended January 30, 2021 and February 1, 2020, and during the subsequent interim period preceding Grant Thornton’s engagement, neither the Company, nor anyone on its behalf, has consulted Grant Thornton with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Evaluation Of Auditor

In approving the selection of Grant Thornton as the Company’s independent auditor for the fiscal year ending January 29, 2022, the Audit Committee considered, among other factors:

•	Firm and engagement team experience, including in our industry;

•	Audit approach and supporting tools;

•	General technical expertise;

•	Audit quality factors, including timing of procedures and engagement team workload and allocation;

•	Recent Public Company Accounting Oversight Board (PCAOB) inspection findings and the firms’ responses thereto;

•	Communication and interaction with the Audit Committee and management;

•	Independence and commitment to objectivity and professional skepticism; and

•	The reasonableness and appropriateness of fees.

Vote Required

Based on this evaluation, our Board of Directors is requesting that our stockholders ratify Grant Thornton’s appointment for the 2021 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 29, 2022.

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended January 30, 2021, (2) discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board, and (3) received the written disclosures and the letter from PwC concerning applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2021, which is filed with the SEC.

Our Board of Directors has determined that Michael Eck, Michael Rahamim,Travis Nelson and James Scully are independent within the meaning of the NYSE listing rules and meet the additional requirements for independence for Audit Committee members imposed by Rule 10A-3 under the Exchange Act (collectively, the “Audit Committee Independence Requirements”). As a result, our Audit Committee is composed entirely of directors who are independent within the meaning of the NYSE listing rules and meet the Audit Committee Independence Requirements. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available under Governance Documents in the Investor Relations — Corporate Governance section of our website at www.jjill.com.

PwC is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not our employees, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist our Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to our Board, it has relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, PwC, included in its report on our consolidated financial statements.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Michael Eck

Travis Nelson

Michael Rahamim

James Scully

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE J.JILL, INC.

2017 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER

OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2017 PLAN

We are seeking the approval by our stockholders of a second amendment to the 2017 Plan to (i) increase the number of shares authorized for issuance under the 2017 Plan by an additional 380,000 shares (the “Second Amendment to the 2017 Plan”) and (ii) add new clauses (aa) and (bb) to Section 15 of the Plan which provide that to the extent an award agreement includes a prohibition against disclosing confidential information or similar restrictive covenants (including prohibitions against disclosure of trade secrets), such provision(s) shall not prohibit the recipient of the equity award from making reports of possible violation of federal law or rules or regulation to any governmental agency or entity in accordance with any whistleblower protection provisions including, without limitation, Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002, or the Defend Trade Secrets Act. Prior to our virtual Annual Meeting, our Board of Directors adopted, subject to shareholder approval, the Second Amendment to the 2017 Plan. A copy of the 2017 Plan, as further amended by the Second Amendment to the 2017 Plan, is attached to this proxy statement as Appendix A.

The 2017 Plan currently limits the aggregate number of shares of our common stock that may be delivered pursuant to all awards granted under the 2017 Plan to 913,453. The proposed Second Amendment to the 2017 Plan would increase this limit by an additional 380,000 shares so that the new aggregate share limit under the 2017 Plan would be 1,293,452 shares.

As of April 12, 2021, a total of 365,898 shares of our common stock remained available for future issuance under the 2017 Plan and 276,355 shares of our common stock were subject to outstanding awards under the 2017 Plan. The Second Amendment to the 2017 Plan would increase the reserved shares of common stock by 380,000 shares. The closing price of common stock as of April 12, 2021 was $7.99 per share, as reported by the NYSE. If our stockholders approve the Second Amendment to the 2017 Plan, the increase in share limits will be effective as of June 3, 2021. If our stockholders do not approve the Second Amendment to the 2017 Plan, the 2017 Plan will remain in effect in its current form and with the current share reserve limitations.

Reasons Why You Should Vote in Favor of this Proposal

Our Board of Directors recommends a vote FOR the approval of the Second Amendment to the 2017 Plan because it believes that the Second Amendment to the 2017 Plan is in the best interests of the Company and its stockholders for the following reasons:

•

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the 2017 Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

•

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the Second Amendment to the 2017 Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

If this proposal is not approved by our stockholders, and as a consequence we are unable to continue to make equity grants at competitive levels, our Board of Directors believes that our ability to hire and retain highly qualified personnel and our ability to manage future growth will be negatively affected.

Summary of Sound Governance Features of the 2017 Plan

Our Board of Directors believes the 2017 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

No “evergreen” provision. The number of shares of our common stock available for issuance under the 2017 Plan is fixed and not subject to automatic annual increase based upon the number of shares outstanding.

Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our common stock authorized and reserved for issuance under the 2017 Plan will increase from 913,453 to 1,293,452, which reflects 13.32% of our common shares outstanding.

No liberal change in control definition. The change in control definition in the 2017 Plan is not a “liberal” definition and, for example, would not be achieved merely upon stockholder approval of a transaction. A change in control (or the approval of a plan of complete dissolution or liquidation) must actually occur in order for the change in control provisions in the 2017 Plan to be triggered.

No dividends on unearned awards. The 2017 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to time- or performance-based vesting.

No repricing without stockholder approval. The 2017 Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval.

Summary of 2017 Plan

The following is a summary of certain terms and conditions of the 2017 Plan, as further amended by the Second Amendment to 2017 Plan. This summary is qualified in its entirety by reference to the 2017 Plan attached as Appendix A. You are encouraged to read the full 2017 Plan.

Administration. The compensation committee of our Board of Directors (or subcommittee thereof, if necessary for Section 162(m) of the Code) (the “Compensation Committee”) administers the 2017 Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2017 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2017 Plan. The Compensation Committee has full discretion to administer and interpret the 2017 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the 2017 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2017 Plan. As of April 19, 2021, approximately 64 employees and outside directors were eligible to participate in the Plan.

Number of Shares Authorized. The 2017 Plan, as amended by the Second Amendment to the 2017 Plan, provides for an aggregate of 847,461 shares of our common stock. No more than 847,461 shares of our common stock may be issued with respect to incentive stock options under the 2017 Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 114,000 shares of our common stock in any 12-month period. No more than 114,000 shares of our common stock may be granted under the 2017 Plan with respect to any performance compensation awards to any participant during a performance period (or with respect to each year if the performance period is more than one year). The maximum amount payable to any participant under the 2017 Plan for any single year during a performance period (or with respect to each single year in the event a performance period extends beyond a single year) for a cash denominated award that is intended to qualify as performance-based compensation under Section 162(m) of the Code is $5,000,000. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the 2017 Plan during any one fiscal year is $300,000. If any award granted under the 2017 Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the 2017 Plan.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the 2017 Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the 2017 Plan, the number of shares covered by awards then outstanding under the 2017 Plan, the limitations on awards under the 2017 Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the 2017 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”

Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2017 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the 2017 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2017 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2017 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2017 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our common stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our common stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the 2017 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2017 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our common stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the 2017 Plan will be ten years from the date of grant. The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.

Restricted Stock. The Compensation Committee is authorized to grant restricted stock under the 2017 Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our common stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our common stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.

Other Stock-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date or other awards denominated in shares of our common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2017 Plan in the form of a “Performance Compensation Award” (including cash bonuses) intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code by conditioning the number of shares earned or vested, or any payout, under the award on the satisfaction of certain “Performance Goals.” The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•	gross or net operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets or cost reduction goals, general and administrative expense savings;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	enterprise value;

•	stockholder return;

•	customer retention;

•	competitive market metrics;

•	employee retention;

•	total company comparable sales;

•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

•	system-wide revenues;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operations or business units, product lines, asset classes, brands, or administrative departments or any combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or stock market indices. The Compensation Committee may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the

Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved. In determining the actual amount of an individual participant’s Performance Compensation Award for a performance period, the Compensation Committee may reduce or eliminate the amount of the Performance Compensation Award earned consistent with Section 162(m) of the Code.

The Compensation Committee may also specify adjustments or modifications (to the extent that it would not result in adverse consequences under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in our fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (i) the Performance Goals for such period are achieved and certified by the Compensation Committee; and (ii) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2017 Plan) to such Performance Goals.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event of a change in control, if (A) the buyer or successor company has agreed to provide for the substitution, assumption, exchange or other continuation of equity awards granted pursuant to the 2017 Plan, then in the event that a participant’s employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control or (B) if the buyer or successor company has not agreed to a provision for the substitution, assumption, exchange or other continuation of equity awards granted pursuant to the 2017 Plan, then, in either case, (i) all then-outstanding options and SARs will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable Performance Goals); provided that any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our common stock received or to be received by other stockholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the 2017 Plan).

Amendment. The 2017 Plan has a term of ten years. Our Board of Directors may amend, suspend or terminate the 2017 Plan at any time, subject to stockholder approval if necessary to comply with any tax, NYSE or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2017 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (a “non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the Second Amendment to the 2017 Plan. Other than with respect to annual restricted stock unit awards to our non-employee directors, awards under the Second Amendment to the 2017 Plan will be determined by our Board of Directors (or committee thereof) in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2017 Plan. For information regarding grants made in fiscal 2017 to our named executive officers under the 2017 Plan, see the Summary Compensation Table above.

Vote Required

Approval of the Second Amendment to the 2017 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are present virtually or represented at the Annual Meeting. Abstentions will be counted for purposes of determining the number of shares present or represented at the virtual Annual Meeting and, accordingly will affect the outcome of this proposal.

Our Board of Directors unanimously recommends that stockholders vote FOR the Second Amendment to 2017 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 19, 2021 unless otherwise noted below for the following:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage of ownership is based on 9,707,323 shares of common stock outstanding as of April 19, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o J.Jill, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169.

5% Stockholders	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with TowerBrook[1]	8,545,539	66.08%
Named Executive Officers and Directors
Claire Spofford	—	*
Michael Rahamim[2]	112,818	*
Mark Webb[3]	25,348	*
Brian Beitler[4]	10,448	*
Michael Eck	24,841	*
Marka Hansen	36,306	*
Shelley Milano	—	—
Travis Nelson[5]	29,740	*
Kyle Polischuk	—	—
Michael Recht	—	—
Andrew Rolfe	—	—
James Scully	69,458	*
All directors and executive officers as a group	308,959	3.1%

*	Represents beneficial ownership of less than 1% of shares outstanding.

[1]

The shares are held directly by TI IV JJill Holdings, LP. The general partner of TI IV JJill Holdings, LP is TI IV JJ GP, LLC. The sole member of TI IV JJ GP, LLC is TowerBrook Investors IV (Onshore), L.P. The general partner of TowerBrook Investors IV (Onshore), L.P. is TowerBrook Investors GP IV, L.P., and its ultimate general partner is TowerBrook Investors, Ltd. The natural persons that have voting or investment power over shares of common stock beneficially owned by TowerBrook Investors GP IV, L.P. and TowerBrook Investors, Ltd. are Neal Moszkowski and Ramez Sousou. The address of each of the entities and natural persons identified in this footnote is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 19th Floor, New York, New York 10022. Includes 3,224,095 shares of common stock issuable upon exercise of warrants.

[2]	Includes 21,258 shares directly held by Mr. Rahamim’s spouse and 248,007 shares of common stock issuable upon exercise of warrants.

[3]	Represents shares of common stock issuable upon the vesting of restricted stock units that will vest within the next 60 days.

[4]	Mr. Beitler was our Chief Marketing and Brand Development Officer until July 22, 2020.

[5]	Of the shares shown, 20,000 shares of common stock are directly held by Eclipse Investors LLC, of which Mr. Nelson is the sole member.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year, all of our executive officers, directors, and to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since February 1, 2020, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the sections entitled “Executive Compensation” and “Director Compensation.”

Indemnification arrangements for our named executive officers and directors are described below under “—Indemnification Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for the implementation and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, only our Audit Committee will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that our Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Stockholders Agreement

In connection with our IPO, on March 14, 2017 we entered into a Stockholders Agreement with TI IV, which, as further described below, contains certain rights for TI IV.

Consent Rights

For so long as TI IV beneficially owns at least 50% of our common stock, TI IV will have prior approval rights over the following transactions:

•	Any increase or decrease in the size of our Board of Directors;

•

Any incurrence of indebtedness (other than (i) debt existing as of the date of the Stockholders Agreement or refinancing thereof, (ii) capital leases approved by our Board of Directors and (iii) intercompany debt) in excess of $10.0 million;

•

Any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of equity securities (including preferred stock) other than issuances (i) pursuant to an equity compensation plan, (ii) by a subsidiary to us or another wholly owned subsidiary or (iii) upon conversion of convertible securities or exercise of options or warrants outstanding as of the date of the Stockholders Agreement or issued in compliance with the Stockholders Agreement;

•

Any redemption or repurchase of our equity securities, other than (i) from any director, officer, independent contractor or employee in connection with the termination of the employment or services of such director, officer or employee as contemplated by the applicable equity compensation plan or award agreement or (ii) pursuant to an offer made pro rata to all stockholders party to the Stockholders’ Agreement;

•	Any material acquisition of the assets or equity interests of any other entity in any single transaction or series of related transactions;

•	Any fundamental changes to the nature of our business that involve the entry into any new line of business;

•	The adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by us or our subsidiaries or any amendment of such plan;

•	Any amendment, restatement or modification of our certificate of incorporation or by-laws;

•

Any payment or declaration of any dividend or other distribution on any of our equity securities or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than dividends required to be made pursuant to the terms of any outstanding preferred stock;

•	Appointment or removal of the chairperson of our Board of Directors;

•	The consummation of a change of control or entry into any contract or agreement the effect of which would be a change of control; and

•

Our or any of our subsidiaries’ entry into any voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party.

The effect of the Stockholders Agreement will be that TI IV may maintain control over our significant corporate transactions even if it holds less than a majority of our common stock.

Composition of our Board of Directors

The Stockholders Agreement also provides TI IV with certain rights with respect to the designation of directors to serve on our Board of Directors. As set forth in the Stockholder’s Agreement, for so long as TI IV beneficially owns at least 50% of our common stock, it is entitled to designate for nomination a majority of our Board of Directors. When TI IV beneficially owns less than 50% of our common stock but owns at least 10% of our common stock, TI IV is entitled to designate for nomination a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person. When TI IV owns less than 10% of our common stock but owns at least 5% of our common stock, TI IV is entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person, and (ii) one director.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement on March 14, 2017 that provides TI IV an unlimited number of “demand” registrations and customary “piggyback” registration rights, and provides certain members of our management with customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended.

Services Agreement

We are party to a services agreement with TowerBrook, pursuant to which TowerBrook has performed and will perform management support advisory services, planning and finance services for us. Under the services agreement, we agreed to pay and reimburse reasonable out of pocket expenses to TowerBrook for conducting these advisory services. In fiscal year 2020, we reimbursed TowerBrook $30,163.95 in relation to these services.

Indemnification Agreements

We have entered into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Subordinated Facility

On September 30, 2020, in connection with our out-of-court restructuring, we entered into the subordinated facility, with a group of lenders that includes TI IV and Mr. Rahamim (the “Subordinated Facility” and the lenders thereunder, the “Subordinated Lenders”). The Subordinated Facility provides for a secured term loan facility in an aggregate principal amount equal to $15.0 million with an additional incremental capacity subject to certain customary conditions and its proceeds have been used for general corporate purposes.

In accordance with the Subordinated Facility, the Company issued penny warrants to the Subordinated Lenders, which, upon exercise, would grant the Subordinated Lenders 3,720,109 shares (after giving effect to the 5-for-1 reverse stock split) of common stock of the Company.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2022 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on March 5, 2022 unless the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or after June 3, 2022 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2022 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 3, 2022 and the close of business on March 5, 2022 for the 2022 Annual Meeting of Stockholders. In the event that the 2022 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 3, 2022, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2022 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2022 Annual Meeting of Stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2022 Annual Meeting of Stockholders, either by mail or other public disclosure.

All proposals should be sent to our principal executive offices at J.Jill, Inc., Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169.

We advise you to review our by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Secretary and General Counsel at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Secretary and General Counsel by mailing a request to Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169. Upon written or oral request to the Secretary and General Counsel, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 as filed with the SEC is accessible free of charge on our website at www.jjill.com under Investor Relations—Financial Information—SEC Filings. The Annual Report on Form 10-K contains our audited consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), of members’ equity and of cash flows as of January 30, 2021 and February 1, 2020 and the results of their operations and cash flows for the years ended January 30, 2021, February 1, 2020 and February 2, 2019. You can request a copy of our Annual Report on Form 10-K free of charge by sending a written request to J.Jill, Inc., Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169. Please include your contact information with the request.

OTHER MATTERS

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the virtual Annual Meeting. If any other matters properly come before the virtual Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 19, 2021

ANNUAL MEETING OF STOCKHOLDERS OF J.JILL, INC. June 3, 2021 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/JJill Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 10130300000000001000 5 060321 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly accessyour proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. To elect one director. James Scully 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending January 29, 2022. 3. To approve a further amendment to the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan to increase the number of shares authorized for issuance under the 2017 Plan. The Board of Directors recommends that you vote FOR the election of the director nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted FOR the director nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. FOR AGAINST ABSTAIN FOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE NOMINEE: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

ANNUAL MEETING OF STOCKHOLDERS OF J.JILL, INC. June 3, 2021 instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/298043967 (password: jjill2021) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/JJill Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 10130300000000001000 5 060321 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1, PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE“FOR” ENCLOSEDPROPOSAL ENVELOPE. 2 AND “FOR”PLEASE PROPOSAL MARK YOUR3. VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect one director. 2. To ratify the appointment of Grant Thornton LLP as our independent FOR AGAINST ABSTAIN FOR THE NOMINEE NOMINEE: James Scully registered January 29,public2022. accounting firm for the current fiscal year ending FOR WITHHOLD THE NOMINEE AUTHORITY 3. To EquityapproveIncentive a further Plan to amendment increase theto number the J.Jill, of shares Inc. 2017 authorizedOmnibus for issuance under the 2017 Plan. The Board of Directors recommends that you vote FOR the election of the director nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted FOR the director nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you JOHN SMITH marked, signed and returned your proxy card. 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. indicatechangesyour to thenew registeredaddress name(s) in the address on the account space above. may not Please be submitted note thatvia this method. Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

J.JILL, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 3, 2021 This proxy is solicited by the Board of Directors for use at the J.Jill, Inc. virtual Annual Meeting of Stockholders on June 3, 2021 or any postponement(s) or adjournment(s) thereof. The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 19, 2021, receipt of which is acknowledged hereby, does hereby appoint Michael Rahamim and Vijay Moses, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution and revocation, for and in the name of the undersigned, to vote and act at the J.Jill, Inc. virtual Annual Meeting of Stockholders and at any postponement(s) or adjournment(s) thereof, with respect to all of the shares of common stock of the undersigned, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers which the undersigned would possess if personally present and acting as set forth on the reverse. The Annual Meeting will be held via live webcast only. The Annual Meeting is to be held on Thursday, June 3, 2021 at 8:00 AM EDT, to be held online at https://web.lumiagm.com/298043967. These proxies are authorized to vote and act in their discretion upon any other business that may properly come before the virtual Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof. This proxy when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted as the Board of Directorsrecommends to the extent permitted by Delaware law. (Continued and to be signed on the reverse side.) 1.1 14475